Exhibit 10.18

THIS STOCK OPTION AGREEMENT dated as of the 14th day of April, 2003

BETWEEN:

CHENGFENG ZHOU of Suite 501 – 1345 Burnaby Street

Vancouver, British Columbia V6E 1R2

(herein called the "Optionee")

OF THE FIRST PART

AND:

CHINA VENTURES INC., a body corporate duly incorporated

under the laws of the Province of British Columbia and having its head office at Suite 1118, Cathedral Place, 925 West Georgia

Street, Vancouver, British Columbia, V6C 3L2

(herein called the "Company")

OF THE SECOND PART

WHEREAS:

A.

The Optionee is a director, officer, employee or consultant of the Company; and

B.

The Company desires to grant the Optionee an option to purchase shares in the capital stock of the Company.

NOW THEREFORE in consideration of the sum of $1.00 paid by each party to the other, the receipt of which is hereby acknowledged, it is agreed:

1.

The Company does hereby grant to the Optionee an option to purchase a total of 750,000 common shares without par value in its capital stock (herein called "the Option"). The Option shall vest over a period of three years with one-third vesting six months after the date of grant, one-third vesting 18 months after the date of grant and the balance vesting 36 months after the date of grant. All vesting restrictions shall become null and void in the event that the Company is subject to a take-over bid or a proposal for a merger, amalgamation or plan of arrangement transaction with a third party pursuant to which that third party could acquire de facto control of the Company or substantially all of the assets of the Company. The Option shall be exercisable in whole or in part, at any time and from time to time after vesting, for a period of five years commencing April 14, 2003, at a price of$0.21 per share.

2.

In order to exercise this Option, the Optionee shall, no later than close of business on April 14, 2008, give notice to the Company of its intention to exercise in whole or in part, such notice to be accompanied by cash or certified cheque, payable to the Company in the appropriate amount. After receipt of such notice, the Company shall forthwith issue a Treasury Order to its Registrar and Transfer Agent for the required number of shares.

3.

The Option shall remain in full force and effect and be exercisable so long as the Optionee is an employee or director of the Company, and shall terminate at the close of business on the date which is 60 days after the day upon which the Optionee ceases to be an employee or director of the Company. Any unexercised portion of the Option may not be exercised by the Optionee after such termination.

4.

Notwithstanding paragraph 3 herein, should the Optionee die during the term of the Option any unexercised portion of the Option shall be available for exercise by its legal personal representative for a period of 90 days from the date of the Optionee's death.

5.

If at any time the Optionee shall be dismissed from its position as an employee of the Company for cause or become disqualified to act as a director of the Company, any unexercised portion of the Option shall, in the sole discretion of the Company, immediately terminate. The Option shall be cancelled and of no further force and effect if the Optionee leaves, the board of directors of the Company within six months of the date of the grant of the Option.

6.

The Optionee shall not, either during the term of its employment, or at any time thereafter, disclose to any person, firm or corporation any information concerning the business affairs of the Company which the Optionee may have acquired in the course of or incidental to its employment or otherwise, whether for its own benefit, or to the detriment, or intended or probable detriment, of the Company.

7.

The Option is personal to the Optionee and may not be assigned or transferred in whole or in part.

8.

 Should the Company at any time subdivide its outstanding share capital into a greater number of shares, the Option exercise price shall be proportionately reduced and the number of subdivided shares entitled to be purchased proportionately increased, and conversely, should the outstanding share capital of the Company be consolidated into a smaller number of shares, the Option exercise price shall be proportionately increased and the number of consolidated shares entitled to be purchased proportionately decreased.

9.

If the Option, as originally constituted, was approved by the shareholders of the Company, or if the Optionee is an insider of the Company at the time of the amendment, all amendments to the terms of this Agreement must be approved by the shareholders of the Company.

10.

Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered or mailed by prepaid registered post to the party to receive same at the address indicated on page 1 hereof. Any notice delivered shall be deemed to have been given and received on the business day next following the date of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, provided that if between the time of mailing and actual receipt of the notice there shall be a mail strike, slowdown or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

11.

This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

12.

The Option is being issued pursuant to the Company's March 31, 2000 Incentive Stock Option Plan (the "Plan") and shall be governed by the terms thereof. To the extent of any inconsistency between this Agreement and the Plan, the Plan shall prevail.

IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the day and year first above written.

SIGNED, SEALED and DELIVERED by the

Optionee in the presence of:

“Joanne Mikette”

______________________________

Name

1118 – 925 West Georgia St.

Vancouver, BC V6C 3L2

“Chengfeng Zhou”

______________________________

____________________________

Address

CHENGFENG ZHOU

Executive Assistant

______________________________

Occupation

CHINA VENTURES INC.

“Signed”

______________________________

Authorized Signatory